UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

THE COAST DISTRIBUTION SYSTEM, INC.

Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2011 Annual Meeting of Stockholders was held on August 23, 2011. The matters voted on by stockholders at that Meeting consisted of (i) the election of two Class II Directors to the Company’s Board of Directors to serve for a term of three years and until their successors are elected (Proposal No. 1); and (ii) the ratification of the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011 (Proposal No. 2).

Election of Directors. The Board of Directors of the Company nominated John W. Casey and James Musbach for election to the Board of Directors as the Company’s Class II Directors. Messrs. Casey and Musbach were the only candidates nominated for election as Class II Directors at the Annual Meeting. Accordingly, the election of Directors was uncontested and Messrs. Casey and Musbach were elected at the Annual Meeting to serve as the Class II Directors of the Company for a term of three years. The table below sets forth the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election. There were a total of 1,295,776 broker “non-votes” with respect to the election of directors. Broker non-votes are shares for which beneficial owners did not provide voting instructions to their brokers with respect to the election of directors and which, therefore, were not counted as shares voted in the election of directors.

	Votes Cast
Nominees:	For	Percent(1)	Withhold	Percent(1)
John W. Casey	2,965,347	99.7%	9,937	0.3%
James Musbach	2,508,930	84.3%	466,354	15.7%

(1)	As a percentage of the total number of shares voted in the election of directors.

Ratification of Appointment of Independent Registered Public Accountants. The proposal to ratify the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved by the Company’s stockholders at the Annual Meeting. The table below sets forth the respective numbers of votes cast for, against and abstain with respect to this proposal. There were no broker non-votes with respect to this proposal.

Votes Cast
For	Percent(1)	Against	Percent(1)	Abstain	Percent(1)
4,267,228	99.8%	6,322	0.2%	510	0.0%

(1)	As a percentage of the total number of shares voted on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: August 24, 2011	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President & Chief Financial Officer

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